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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 8, 1997



                                 OMNICARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

            1-8269                                 31-1001351
   ------------------------              ---------------------------------
   (Commission File Number)              (IRS Employer Identification No.)



     50 East RiverCenter Boulevard, Suite 1530, Covington, Kentucky 41011
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     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (606) 655-1180
                                                          -----------------

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Item 5.           Other Events

    On August 8, 1997, Omnicare, Inc. issued the following press release:


               OMNICARE ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE
                         AMERICAN MEDSERVE CORPORATION

         CINCINNATI, OHIO, AND NAPERVILLE, ILLINOIS, AUGUST 8, 1997 ...Omnicare, Inc. (NYSE:OCR) and American Medserve Corporation (NASDAQ:AMCI)
today announced the execution of a definitive merger agreement pursuant to which Omnicare will acquire for cash all of the outstanding shares of American Medserve Corporation.

         Under terms of the agreement, a wholly owned subsidiary of Omnicare will commence a cash tender offer of $18.00 per share for all of the outstanding shares of American Medserve Corporation, representing a purchase price of approximately $222.6 million. Additionally, Omnicare will assume American Medserve Corporation's liabilities, including long-term debt of approximately $11.6 million. The acquisition will be accounted for as a purchase transaction. Given the economies of scale and cost synergies anticipated from the merger, the acquisition of American Medserve Corporation is expected to be non-dilutive to Omnicare's earnings per share in 1997 and accretive in 1998.

         American Medserve Corporation, based in Naperville, Illinois, provides comprehensive pharmacy and related services to approximately 51,400 residents in 720 long-term care facilities in 11 states. Additionally, American Medserve Corporation is a joint venture partner with an affiliate of The Evangelical Lutheran Good Samaritan Society, which ranks as the nation's fifth-largest nursing home operator, serving 27,000 residents. Based on revenues reported for the quarter ended March 31, 1997, American Medserve Corporation's annualized revenues are approximately $144.0 million.

         The transaction, which has been approved by the boards of directors of both Omnicare and American Medserve Corporation, is subject to the tender of at least a majority of the outstanding shares of American Medserve Corporation on a fully diluted basis, customary regulatory approval and the satisfaction of certain other conditions. The tender offer will commence within five business days and will remain open for 20 business days, unless


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extended. Following the consummation of the tender offer, Omnicare will acquire any of the remaining outstanding shares of American Medserve Corporation in a cash merger transaction valued at $18.00 per share.

         With the completion of this acquisition, Omnicare will provide pharmacy and related consulting services to approximately 413,000 residents in over 5,100 long-term care facilities in 35 states. Based on revenues for the quarter ended June 30, 1997, Omnicare's annualized revenues, following the transaction, will be in excess of $950.0 million.

         "We believe the combination of Omnicare and American Medserve Corporation, two companies recognized as leading consolidators in the institutional pharmacy industry, will create a dynamic organization with the resources, clinical programs and pharmacy management experience necessary to capitalize on the major growth opportunities in geriatric pharmaceutical care," said Joel F. Gemunder, Omnicare president.

         "The addition of American Medserve Corporation will significantly expand Omnicare's core business of providing high-quality pharmaceutical care to the nation's elderly and will create economies of scale that allow both of our organizations to operate more efficiently," he said.

         The acquisition of American Medserve Corporation will mark Omnicare's entry into six new states and will broaden Omnicare's network of existing pharmacies in five other states, including Illinois, Pennsylvania and New York, which rank among the nation's largest in terms of nursing home population.

         "American Medserve Corporation has built a well-managed group of entrepreneurial pharmacy operations and has developed important strategic alliances, including its partnership with The Evangelical Lutheran Good Samaritan Society. We look forward to the opportunity to bring our broad array of clinical programs, including the Omnicare Geriatric Pharmaceutical Care Guidelines(R), to American Medserve Corporation's pharmacy operations and their client nursing facilities. Together, we can provide the basis for outstanding geriatric pharmaceutical care in the most cost-effective manner," Mr. Gemunder concluded.

         "American Medserve Corporation and Omnicare have become strong, successful long-term care providers by meeting the


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increasingly complex needs of their client facilities with
innovative services, and this transaction will provide both organizations with the resources to expand those programs even further," said Timothy L. Burfield, American Medserve Corporation president and chief executive officer.

         "We also believe this agreement provides our shareholders with an attractive value for their investment in our company," Mr. Burfield said.

         Omnicare is a leading independent provider of professional pharmacy and related consulting services for long-term care facilities such as nursing homes, retirement centers and other institutional health care facilities. Omnicare currently provides pharmacy and related consulting services to approximately 361,400 residents in over 4,400 long-term care facilities.

         (Statements in this press release concerning Omnicare's and American Medserve Corporation's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, anticipated cost synergies, economies of scale and product or service line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Omnicare and American Medserve Corporation based on currently available information. Such forward-looking statements involve risks, uncertainties and other factors that could cause results to differ materially from those stated. These include trends for the continued growth of the pharmacy businesses of Omnicare and American Medserve Corporation, the realization of anticipated revenues, profitability and cost synergies of the combined companies, and other risks and uncertainties described in Omnicare's and American Medserve Corporation's reports and filings with the Securities and Exchange Commission. There can be no assurance that such factors will not affect the accuracy of such forward-looking statements, and neither Omnicare nor American Medserve Corporation assumes any obligation to update the information in this release.)


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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Omnicare, Inc.
                                        -----------------------------------
                                        (Registrant)

Date: August 8, 1997                    By: /s/ Joel F. Gemunder
                                            -------------------------------
                                                Joel F. Gemunder.
                                                President